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                                                                     EXHIBIT 11


                   VISIONAMERICA INCORPORATE AND SUBSIDIARIES
                Computation of Earnings (Loss) Per Common Share


                                                                Three Months Ended               Nine Months Ended
                                                                   September 30                     September 30
                                                           ----------------------------      ----------------------------
                                                              1999              1998            1999              1998
                                                           -----------       ----------      -----------       ----------

Basic:
   Net earnings (loss) from continuing operations          ($1,671,332)      $  512,227        ($621,958)      $1,314,324

   Shares:
      Weighted average number of shares outstanding          9,008,764        8,885,529        8,997,301        8,772,738
                                                           -----------       ----------      -----------       ----------

Basic earnings (loss) per common share:                         ($0.19)      $     0.06           ($0.07)      $     0.15
                                                           ===========       ==========      ===========       ==========

Diluted:
   Net earnings (loss) from continuing operations          ($1,671,332)         512,227        ($621,958)       1,314,324
   Shares:
      Weighted average number of shares outstanding          9,008,764        8,885,529        8,997,301        8,772,738
      Assuming exercise of warrants and options,  net
       of number of shares which could have been
       purchased with the exercise of such options
       (using average market price),
        except when antidilutive                                    --           73,565               --          143,268
                                                           -----------       ----------      -----------       ----------
      Weighted average number of shares, adjusted            9,008,764        8,959,094        8,997,301        8,916,006
                                                           -----------       ----------      -----------       ----------

Diluted earnings (loss) per common share
   and common equivalent share:                                 ($0.19)      $     0.06           ($0.07)      $     0.15
                                                           ===========       ==========      ===========       ==========







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